UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                       Date of Report:  April 30, 2003
                       (Date of earliest event reported)

                         MERGE TECHNOLOGIES INCORPORATED
             (Exact name of registrant as specified in the charter)

            Wisconsin  	              0-29486			39-1600938
  (State or other jurisdiction  (Commission File No.)         (IRS Employer
        of incorporation)                                   Identification No.)


             1126 South 70th Street, Milwaukee, Wisconsin  53214-3151
                     (Address of Principal Executive Offices)

                                   (414) 977-4000
                  (Registrant's telephone number including area code)

                                        N/A
             (Former name or former address, if changed since last report)

<PAGE 1>



ITEM 12.	RESULT OF OPERATIONS & FINANCIAL CONDITION

	On April 30, 2003, Merge Technologies Incorporated dba Merge eFilm announced the financial results for its first quarter of its fiscal year 2003.

	A copy of the earnings press release announcing financial results for the first quarter, together with Condensed Consolidated Statements of Operations for three months ended March 31, 2003 and 2002, respectively, as well as Summary Balance Sheet Data for the periods ended March 31, 2003 and December 31, 2002, included therein, is filed as an exhibit to this Form 8-K and is incorporated by reference herein.


     (a)	Exhibit

     99.1	Press Release announcing financial results for fourth quarter
		and year ended 2002.


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                                     SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


				MERGE TECHNOLOGIES INCORPORATED



Dated:  April 30, 2003		By:	/s/ Richard A. Linden
					-------------------------------------
					Richard A. Linden,
					President and Chief Executive Officer


				MERGE TECHNOLOGIES INCORPORATED



Dated:  April 30, 2003		By:	/s/ Scott T. Veech
					-------------------------------------
					Scott T. Veech,
					Chief Financial Officer, Treasurer
					  and Secretary

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EXHIBIT 99.1


MERGE EFILM LOGO

NEWS RELEASE
For Immediate Release

Contact: Scott Veech, Chief Financial Officer
Richard Linden, President & CEO
(414) 977-4000

------------------------------------------------------------------------
MERGE EFILM ANNOUNCES FIRST QUARTER 2003 RESULTS
Marketplace adoption of FUSION Server(Trademark) and eFilm Workstation (Trademark) generates 87% increase in net income and strong overall financial performance; 2003 EPS guidance increased
------------------------------------------------------------------------

Milwaukee, WI, April 30, 2003 - Merge Technologies Incorporated, d.b.a. Merge eFilm, (Nasdaq: MRGE), today announced the financial results for the quarter ended March 31, 2003. Net sales for the quarter ended March 31, 2003, $6,117,000, an increase of 35% over net sales of $4,535,000 in the quarter ended March 31, 2002. In the quarter ended March 31, 2003, net income was $1,316,000, generating $0.11 diluted EPS compared to $704,000 net income and $0.07 diluted EPS in the quarter ended March 31, 2002. Gross margin in the quarter ended March 31, 2003, was 66%, compared to 61% in the quarter ended March 31, 2002. The Company's operating margin, defined as operating income divided by net sales, was 24% in the quarter ended March 31, 2003, compared to 16% in the quarter ended March 31, 2002.

At March 31, 2003, the Company had a cash balance of $6,570,000 and no
outstanding draws on its $5 million bank line of credit.   This first quarter
cash balance represents an increase of 49% from December 31, 2002.


ANALYSIS OF RESULTS:

"Our strong financial start to 2003 is a reflection of our continued focus on targeting our FUSION Server products and services to small and medium sized hospitals and imaging centers, and leveraging the global brand and installed


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base of the historical Merge eFilm product lines," said Richard Linden,
President and CEO. "I'm pleased with the way Merge eFilm is responding to marketplace demand for integrated healthcare image and information management solutions, resulting in the expansion of FUSION Server market presence.

"Our FUSION Server product line continues to steadily evolve as we add new functionality. In 2003, we anticipate expanding the capabilities of FUSION Server to include front-end RIS (Radiology Information System) functionality, integrated dictation, transcription and speech recognition. These efforts are aligned with our long-term strategy of developing a fully integrated RIS-PACS solution for our target market.

"Additionally, we continue to develop technologies that optimize our service model. During the first quarter, we completed the global deployment of
ViewCheck(Trademark), our FUSION Server on-line monitoring technology.   This
electronic monitoring software continuously captures performance statistics of our deployed FUSION Servers and proactively alerts our service department of technical operations outside of established norms. ViewCheck allows our service team to provide ongoing maintenance from a remote location. This capability ensures ongoing operational consistency and workflow effectiveness for our customers and their patients.

"We have increased our marketing efforts to expand the healthcare market's understanding of our product offering and the value proposition of our solutions. Building on our momentum from the 2002 RSNA (Radiological Society of North America) trade show, we attended two new trade shows in the first quarter with plans to attend additional trade shows throughout the year. Additionally, our eFilm Workstation e-commerce strategy generates steady software licensing revenue, and as importantly, direct sales leads for larger FUSION Server sales. Over 5,600 trial versions of eFilm Workstation were downloaded from our website in the first quarter, bringing the total to over 30,000 downloads worldwide, extending brand awareness and building our market leading position in desktop diagnostic image viewing software. In summary, I am pleased with the market's reception to our FUSION product platform, our focus on software solutions and professional services, and especially our commitment to improve the patient's experience - the theme of our 2002 Annual Report.

"In light of our increasing profitability, and following an analysis of anticipated domestic and international tax obligations, we have estimated our 2003 calendar year effective tax rate to be 12%, which has been applied to the first quarter.


<PAGE e2>


"Furthermore, our continued growth and strong financial performance has led to a steady increase in investor relations activities and financial market exposure. The logical next step in expanding investor interest is our listing on the NASDAQ National Market. We have applied for National Market listing and anticipate approval in the next four to six weeks," said Linden.


GUIDANCE:

The Company anticipates market conditions to remain supportive of its software-centric product and service offerings, which are focused primarily on
small to medium sized hospitals and imaging centers.   Our strong start in 2003
positions the Company to reaffirm its guidance for 2003 revenues in the range of $27 million to $28 million with year-over-year growth of approximately 30% to 35%. Furthermore, the Company is increasing its estimate for diluted EPS on a pre-tax basis to $0.52 to $0.57, and anticipates an after-tax diluted EPS range of $0.47 to $0.52.


#  #  #

Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. When used in this press release, the words: believes, intends, anticipates, expects, and similar expressions are intended to identify forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements based on a number of factors, including, but not limited to, risks in product and technology development, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, changing economic conditions, credit and payment risks associated with end-user sales, dependence on major customers, dependence on key personnel, and other risk factors detailed in filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

Merge eFilm provides integrated healthcare image and information workflow solutions that create a filmless workflow environment, address the clinical imaging needs across the healthcare enterprise, and enable cost-effective, patient-centric care. For more than fifteen years, Merge eFilm has leveraged its healthcare IT, clinical and engineering experience to create solutions that improve the clinicians' productivity and enhance the quality of the care they provide. For additional information, go to www.merge-efilm.com.


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

                    MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
                           (in thousands, except share data)
                                      (unaudited)


  							     Three Months Ended
			 					  March 31,
 							---------------------------
							    2003	    2002
							-----------	-----------

Net sales.............................................	$     6,117	$     4,535
Cost of sales.........................................	      2,051	      1,788
							-----------	-----------
Gross profit..........................................	      4,066	      2,747
							-----------	-----------

Operating costs and expenses:
 Sales and marketing..................................	      1,325	        867
 Product research and development.....................	        439	        364
 General and administrative...........................	        721	        668
 Depreciation and amortization........................	        106	        113
							-----------	-----------
Total operating costs and expenses....................	      2,591	      2,012
							-----------	-----------
Operating income......................................	      1,475	        735
							-----------	-----------

Total other income (expense)..........................	         21	        (10)
							-----------	-----------
Income before income taxes............................	      1,496	        725
							-----------	-----------
Income tax expense....................................	        180		 21
							-----------	-----------
Net income............................................	$     1,316	$       704
							===========	===========


Net income per share - basic..........................	$      0.12	$      0.09
							===========	===========
Weighted average number of common shares
 outstanding - basic..................................   10,462,086	  7,460,950
							===========	===========

Net income per share - diluted........................	$      0.11	$      0.07
							===========	===========
Weighted average number of common shares
   outstanding - diluted..............................	 11,238,171	  9,981,636
							===========	===========


(1) These condensed consolidated statements of operations should be read in conjunction with the Company's Annual Report on Form 10-KSB for fiscal 2002 and its Quarterly
    Report on Form 10-Q for the three months ended March 31, 2003 proposed to be filed on or prior to May 15, 2003.



<PAGE e4>


              MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIES
                        SUMMARY BALANCE SHEET DATA(1)
                 (in thousands except for current ratio)
                                 (unaudited)


				 March 31,     December 31,
				   2003		   2002		  Change
				----------	-----------	----------

Cash.........................	$    6,570	$   4,411	   49%

Accounts receivable..........	     6,407	    7,148         -10%
Inventory....................	       737	      453	   63%
Accounts payable.............	     1,417	    1,493	   -5%
Deferred revenue.............	     2,245	    1,892	   19%


Total current assets.........	$   14,033	$  12,213	   15%

Total current liabilities....	     4,906	    4,341	   13%

Total assets.................	$   29,291	$  27,246	    8%

Total liabilities............	     5,658	    5,563	    2%

Current ratio................	      2.86	     2.81	    2%



(1) This summary balance sheet data should be read in conjunction with the Company's Annual Report on Form 10-KSB for fiscal 2002 and its Quarterly Report on Form 10-Q for the three months ended March 31, 2003 proposed to be filed on or prior to May 15, 2003.


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